Exhibit 3.2
                                     BYLAWS
                                       OF
                         FIRST RELIANCE BANCSHARES, INC.


                                ARTICLE I. OFFICE

         The principal office of First Reliance Bancshares, Inc. (the "Corporation") shall be located in the City of Florence, County of Florence, State of South Carolina. The Corporation may have such other offices, within the State of South Carolina, as the Board of Directors (the "Board") may designate and as all necessary regulatory authorities may approve.

                            ARTICLE II. SHAREHOLDERS

         Section 1. Annual Meeting. The annual meeting of the shareholders shall be held within six months of the end of each fiscal year of the Corporation for the purpose of electing directors and for the transaction of such other business as may come before the meeting. The exact time and place of the annual meeting shall be determined by the Board.

         Section 2. Substitute Annual Meeting. If the annual meeting shall not be held within the period designated by these Bylaws, a substitute annual meeting may be called in accordance with the provisions of Section 5 of this Article. A meeting so called shall be designated and treated for all purposes as the annual meeting.

         Section 3. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President, or by the Chairman of the Board, or by a majority of the Board; and shall be called by the President if the holders of at least ten percent of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the Corporation's Secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held.


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         Section 4. Place of Meeting.  The Board may designate any place, either within or without the State of South Carolina, as the place of meeting for any annual meeting or for any special meeting. If no designation is made, the place of meeting shall be the principal office of the Corporation in the State of South Carolina.

         Section 5. Notice of Meeting.

         A. Notice of the date, time and place of each annual and special meeting shall be given no fewer than 10 nor more than 60 days before the date of the meeting. Notice may be communicated in person, by telephone, teletype, confirmed telefax, confirmed e-mail or other form of wire or wireless communication or by mail or private carrier or any other lawful means, by or at the direction of the President, or the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

         B. In the case of an annual or substitute annual meeting, and except as may be required by law, applicable regulation or these Bylaws, the notice of meeting need not specifically state the business to be transacted thereat. However, in the case of a special meeting, the notice of meeting shall state the purpose or purposes for which the meeting is called. Only business within the purpose described in the notice of the special meeting may be conducted at a special shareholders' meeting.

         C. Except as provided hereinafter, when a meeting is recessed to a different date, time or place, it is not necessary to give any notice of the new date, time or place of the meeting other than by announcement at the meeting at which the recess is taken. If a new record date for the recessed meeting is or must be fixed, however, notice of the new date, time or place of

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the meeting must be given to persons who are shareholders as of the new record date.

         Section 6. Record Date. For the purpose of determining shareholders entitled to notice of a shareholders' meeting, to demand a special meeting of shareholders, to vote or to take any other action, or to receive a distribution, or in order to make a determination of shareholders for any other proper purpose, the Board may fix a future date as the record date, such date in any case to be not more than 70 days before the meeting or action date requiring such determination of shareholders. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive a distribution, the close of business on the day before the first notice of the meeting is delivered to shareholders or the date on which the Board authorizes such distribution, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to notice of or to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to the meeting if it is recessed and subsequently reconvened unless a new record date is required by law to be fixed.

         Section 7. Shareholders' Lists.

         A. After the Board has fixed a record date for a meeting, the custodian of the stock transfer books shall prepare a list of shareholders entitled to notice of the meeting, arranged in alphabetical order, showing the address of, and the number of shares held by, each such shareholder. The list shall be available for inspection by any shareholder from the date notice of the meeting to which it pertains is first given and continuing through the meeting at the Corporation's principal office or a place identified in the meeting notice in the city where the meeting is to be held. Any shareholder, his agent or attorney, shall be entitled on written demand to inspect and, subject to the requirements of Section 33-16-102 of the South Carolina Business Corporation Act


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

of 1988 or any successor section thereto, as amended from time to time, to copy the list, during regular business hours and at his expense, during the period it is available for inspection. The list shall also be available at the meeting and any shareholder, his agent or attorney, shall be entitled to inspect the list at any time during the meeting or, if the meeting is recessed to be reconvened at a different date or time, during the period of recess and at the reconvened meeting.

         B. The Corporation's original stock transfer books shall be prima facie evidence as to the identity of the shareholders entitled to examine such list or to receive notice of or vote at any meeting of shareholders.

         Section 8. Quorum. Except as otherwise provided by law or the Corporation's Articles of Incorporation, a majority of the votes eligible to be cast by the shareholders, represented in person or by proxy, shall constitute a quorum for action on that matter. Determination of a quorum will be made by or at the request of the officer presiding over such shareholders' meeting. If a quorum is not present or represented at a meeting, a majority of the shares so present and represented may recess and reconvene the meeting from time to time. At any such reconvened meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. Once a share is represented for any purpose at a meeting other than to challenge the notice of such meeting, it shall be considered present for quorum purposes for the remainder of the meeting and for any such reconvened meeting unless a new record date is or must be fixed for the reconvened meeting.

         Section 9. Proxies. A shareholder may vote his shares in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for him, including giving waivers and consents, by signing, dating and delivering an appointment form, either in person or by his authorized attorney in fact. An appointment of a proxy shall be effective when received by the

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Secretary of the  Corporation  or other officer or agent  authorized to tabulate votes. Unless a time of expiration is otherwise specified or the appointment is earlier revoked, the appointment shall remain in effect for eleven months.

         Section 10. Voting of Shares.

         A. Each outstanding share of the Corporation shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

         B. If a quorum exists, action on a matter shall be approved if the votes cast favoring such action exceed the votes cast opposing such action, unless a greater number of affirmative votes is required by law or the Articles of Incorporation of the Corporation.

         Section 11. Informal Action by Shareholders. Any action required or permitted to be taken at any meeting of the shareholders may be taken without a meeting if the action is approved by all the shareholders entitled to vote on the action. The approval must be evidenced by one or more written consents describing the action taken, signed by all the shareholders entitled to vote on the action, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

         Section 12. Conduct of Meetings. Meetings of shareholders shall be presided over by the Chairman of the Board or, in the absence of the Chairman of the Board, a chairman designated by the Board of Directors or, in the absence of such designation, by a chairman chosen at the meeting by the vote of a majority in interest of the shareholders present in person or represented by proxy and entitled to vote thereat. The Secretary or, in the Secretary's absence, an Assistant Secretary or, in the absence of the Secretary and all Assistant Secretaries, a person whom the chairman of the meeting shall appoint shall act as secretary of the meeting and keep a record of the proceedings thereof.

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


         The Board of Directors shall be entitled to make such rules, regulations and procedures for the conduct of meetings of shareholders as it shall deem necessary, appropriate or convenient. Subject to such rules, regulations and procedures of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing (a) an agenda or order of business for the meeting, (b) rules, regulations and procedures for maintaining order at the meeting and the safety of those present, (c) limitations on participation in such meeting to shareholders of record of the Corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, (d) restrictions on entry to the meeting after the time fixed for the commencement thereof, (e) limitations on the time allotted to questions or comments by participants and (f) rules, regulations and procedures governing the opening and closing of the polls for balloting and matters which are to be voted on by ballot. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with Robert's Rules of Order.

         Section 13. Nominations by Shareholders and Shareholder Proposals - Annual Meeting. Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice by such shareholder provided for in this Section, who is entitled to vote at the meeting and who complied with the notice procedures set forth below in this Section.

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


         For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (b) of the foregoing paragraph of this Section 5, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to and received by the Secretary at the principal office of the Corporation not less than 120 days prior to the first anniversary of the date of the proxy statement sent to shareholders in connection with the preceding year's annual meeting; provided, however, that if the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the preceding year's annual meeting, notice by the shareholder to be timely must be so delivered not later than the close of business on the later of (i) the 120th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made.

         Notwithstanding anything in the second sentence of the preceding paragraph to the contrary, if the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 120 days prior to the first anniversary of the date of the proxy statement sent to shareholders in connection with the preceding year's annual meeting, a shareholder's notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to and received by the Secretary at the principal office of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

         Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director all information relating to such



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person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and a description of all arrangements and understandings between the nominating shareholder and the nominee or any other person (naming such person) relating to the nomination; (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner.

         Only such persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as directors and only such business shall be conducted at an annual meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section and, if any proposed nomination or business is not in compliance with this Section, to declare that such defective proposal shall be disregarded.

         For  purposes  of  this  Section,   "public  announcement"  shall  mean
disclosure in a press
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

release reported by the Dow Jones News Service, Associated Press or comparable national news service, or in a document mailed to all shareholders of record.

         Notwithstanding the foregoing, all nominations are subject to any required regulatory approval, and the proposed directors will not be entitled to vote on any matter or otherwise take any action in the capacity of a director until all required approvals are obtained.

         Section 14. Nominations at Special Meetings. Directors are to be elected at a special meeting of shareholders only (a) if the Board of Directors so determines or (b) to fill a vacancy created by the removal of a director at such special meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice by such shareholder provided for in this Section, who is entitled to vote at the meeting and who complied with the notice procedures set forth below in this Section; provided, however, that compliance by a shareholder with the notice procedures set forth below is not required if the shareholder nomination is for a director to fill a vacancy created by the removal of a director at the special meeting. In such instance, the chairman of the meeting shall make a call for shareholder nominations immediately following such removal and any shareholder who is entitled to vote at the meeting may present a nominee.

         Nominations by a shareholder of persons for election to the Board of Directors may be made at such a special meeting of shareholders at which directors are to be elected if the shareholder's notice required by the fourth paragraph of Section 14 of Article II of these Bylaws shall be delivered to and received by the Secretary of the Corporation at the principal office of the Corporation not earlier than the 120th day prior to such special meeting and not later than the

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close of business on the later of the 90th day prior to such special  meeting or the 10th day following the day on which public announcement (as defined in Section 14 of Article II of these Bylaws) is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

         Only such persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as directors and only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in
Section 3 of this Article II. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the special meeting was made in accordance with the procedures set forth in this Section and, if any proposed nomination or business is not in compliance with this Section, to declare that such defective proposal shall be disregarded.

         Notwithstanding the foregoing, all nominations are subject to any required regulatory approval, and the proposed directors will not be entitled to vote on any matter or otherwise take any action in the capacity of a director until all required approvals are obtained.

                         ARTICLE III. BOARD OF DIRECTORS

         Section 1. General Powers. The business and affairs of the Corporation shall be governed by the Board.

         Section 2. Number, Tenure, Election, and Qualifications. The number of directors of the Corporation shall be not less than seven and not more than seventeen as determined from time to time by the Board. Each director shall hold office for the term for which he is elected or appointed and until his successor shall have been elected and qualified or until his earlier resignation, removal from office, death or incapacity. Directors need not be residents of the State of South Carolina, but

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each director must own, at all times while serving as a director, such number of shares of the capital stock of the Corporation or its parent company, if any, as is required by law for bank holding companies.

         Section 3. Removal. Any director may be removed with or without cause by the shareholders. A director may also be removed (a) by a court of competent jurisdiction pursuant to Section 33-8-109 of the South Carolina Business Corporation Act of 1988, or any successor provision, as amended from time to time, for fraudulent or dishonest conduct or gross abuse of office and (b) by the appropriate banking agency pursuant to Section 1818(g) of the Federal Deposit Insurance Act, 12 USCA Section 1818(g), or any successor provision, as amended from time to time.

         Section 4. Vacancies. A vacancy occurring among the directors may be filled by the Board or by the shareholders. The term of office of a director appointed by the Board to fill a vacancy shall expire at the next shareholders' meeting at which directors are elected. The term of office of a director elected by the shareholders to fill a vacancy shall expire at the shareholders' meeting at which the term of office of the director with respect to whom the vacancy occurred would have expired were it not for the director's earlier resignation, removal, incapacity or death.

         Section 5. Regular Meetings. A regular meeting of the Board shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of the shareholders. The Board may provide, by resolution, the time and place, either within or without the State of South Carolina, for the holding of additional regular meetings.

         Section 6. Special Meetings. Special meetings of the Board may be held at any time and place upon the call of the Chairman of the Board, the President or the majority of the directors then in office. Special meetings may be held at any time and place and without special notice by unanimous consent of the directors or such meetings may be held by telephone or teleconference.

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         Section 7.  Notice.  Notice of the time,  date and place of any special meeting called without unanimous consent of the directors shall be given at least two days previously thereto. Such notice shall be given in writing unless oral notice is reasonable under the circumstances. Notice may be given in person, by telephone, teletype, confirmed telefax, confirmed e-mail or other form of wire or wireless communication or by mail or private carrier or any other lawful means. Notice of a reconvened meeting shall be given to all directors not present at the conclusion of the meeting being recessed.

         Section 8. Quorum. A majority of the number of directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board; but if less than such number is present at a meeting, a majority of the directors present may reschedule and reconvene the meeting from time to time upon prior notice to all directors not present.

         Section 9. Manner of Acting.

         A. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board, except as otherwise provided by the Corporation's Articles of Incorporation or as required by law.

         B. The creation of a committee and the appointment of members to a committee must be approved by a majority of all directors in office when the action is taken.

         Section 10. Informal Action by Directors. Action required or permitted to be taken at a meeting of the Board may be taken without a meeting if the action is assented to by all members of the Board in writing.

         Section 11. Order of Business. The order of business at a regular meeting of the Board shall generally be as follows:


         1.       Determination of quorum.


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         2.       Reading and disposal of any unapproved minutes.
         3.       Reports of officers.
         4.       Reports of committees.
         5.       Unfinished business.
         6.       New business.
         7.       Adjournment.


         Section 12. Committees.

         A. The Board shall have the following standing committees with the functions stated:

         (1) Audit Committee, which shall select the Corporation's independent auditors, determine the scope of the annual audit and of any special audit, oversee the administrative, operational and internal controls of the Corporation, review compliance with accounting policies and procedures and review the financial information provided to the Board, the shareholders and the general public.

         (2)   Compensation   Committee,   which  shall  review  and   recommend
compensation and bonus and incentive compensation plans for the executive officers of the Corporation.

         B. The Board may create one or more additional standing and ad hoc committees of the Board, including an Executive Committee, appoint members to serve thereon and designate the functions and powers of such committees. If an Executive Committee is appointed, it shall be a standing committee and shall have the power and authority to act for the Board between Board meetings.

         C. Each committee  must have at least two members.  The Chairman of the



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Board shall  appoint all members of each  committee,  subject to the approval of the directors in accordance with Section 9.B. of Article III of these Bylaws. No director who is also a salaried officer of the Corporation shall serve on the Audit Committee or the Compensation Committee. Subject thereto, the Chairman of the Board and the President shall be voting ex officio members of all committees except the Audit Committee and the Compensation Committee.

         D. Subject to such limitations as may be required by law, the Corporation's Articles of Incorporation, these Bylaws or resolution of the Board, the Board may delegate to such committees the authority of the Board relating to the function with respect to which such committee was established. The creation of, delegation of authority to or action by a committee shall not alone constitute compliance by a director with the standards of conduct prescribed by the South Carolina Business Corporation Act of 1988, as amended from time to time. Unless prohibited from doing so by the Board of Directors or by the Executive Committee, if established, any committee may engage the services of a third party consultant or advisor for assistance or service with respect to one or more of such committee's functions. The reasonable documented charges and expenses of such consultant or advisor shall be expenses of the Corporation.

         E. Meetings of committees may be held at any time on call of the Chairman of the Board, the President, the chairman of the particular committee or any member of the committee. Notice of the time, date and place of any committee meeting called without unanimous consent of the members of the committee shall be given at least two days previously thereto. To constitute a quorum for a meeting of a committee, a majority of the members of the committee must be present. Committees shall keep minutes of their proceedings and submit them to the next succeeding regular meeting of the Board for approval and filing by the Secretary in the Corporation's records. If an Executive Committee is established, the Chairman of the Board will serve as Chairman of that

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committee. All other committees shall elect their own chairmen.

         Section 13. Compensation. The Board may authorize payment to directors of a uniform fixed sum for attendance at each meeting and/or of a uniform stated periodic fee for serving as director. The Board may also authorize the payment of, or reimbursement for, all reasonable documented out-of-pocket expenses of each director related to such director's attendance at meetings of the Board or of any committee of the Board. Directors who are also salaried officers of the Corporation may not receive additional compensation for service as directors.

                              ARTICLE IV. OFFICERS

         Section 1. Number. The officers of the Corporation shall be a Chairman of the Board, a President, a Chief Financial Officer, a Secretary, one or more Vice Presidents, one or more Assistant Vice Presidents, if and when such Assistant Vice President(s) shall be deemed necessary or desirable by the Board, and such other officers and assistant officers as the Board shall deem necessary or desirable. Any two or more offices may be held by the same person, except that the President and the Secretary shall be different persons, and an officer may act in more than one capacity where action of two or more officers is required.

         Section 2. Appointment of Officers. Each executive officer of the Corporation shall be appointed by the Board and shall continue in office until terminated by retirement, resignation, removal or death. The Board shall appoint the Secretary of the Corporation and any Assistant Secretary that the Board deems necessary or desirable. All other officers of the Corporation shall be appointed by the President and shall continue in office until terminated by retirement, resignation, removal or death.

         Section 3. Removal, Suspensions. Any officer or agent appointed by the Board may be removed by the Board, with or without cause, or by the appropriate banking agency, pursuant to

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

Section 1818(g) of the Federal Deposit Insurance Act, 12 USCA Section 1818(g), or any successor provision, as amended from time to time. Any officer or agent appointed by the Board and any officer appointed by the President may be suspended, without prior approval by the Board, by the Chairman of the Board or the President, who shall give notice thereof to the Board. Any such removal or suspension shall be without prejudice to the contract rights, if any, of the person so removed or suspended.

         Section 4. Chairman of the Board. The Chairman of the Board shall be chosen by and from the directors, shall chair the Executive Committee, if established, shall preside at all meetings of the Board and of the Executive Committee, if established, and of the shareholders if present, and shall, in general, perform all duties incident to the office of Chairman of the Board and such other duties as, from time to time, may be assigned to him by the Board.

         Section 5. President. The President shall be the chief executive officer of the Corporation and may but shall not be required to be a member of the Board. He shall be subject to the control of the Board and shall, in general, supervise and control all of the business and affairs of the Corporation. He shall, when present and in the absence of the Chairman of the Board, preside at meetings of the Board and of the shareholders. He may sign, with the Secretary or any other proper officer of the Corporation authorized by the Board, and deliver certificates for shares of the Corporation and any deeds, mortgages, bonds, notes, contracts or other instruments which the Board has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and, in general, shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board from time to time.


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


         Section 6. Vice Presidents. Each Vice President and Assistant Vice President (if and when appointed) shall familiarize himself with the affairs of the Corporation relevant to his functions, shall have the power to sign certificates representing shares of the Corporation, and shall have such other powers and perform such duties as may be prescribed from time to time by the President or the Board. At the request of the President or, in the event of the absence or disability of the President, at the request of the Board, any Vice President may act temporarily in the place of the President and when so acting shall possess all the powers of and perform all the duties of that office.

         Section 7. Secretary. The Secretary shall (a) keep the minutes of the meetings of the shareholders, the Board and the committees of the Board in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records (including reports of transfers of stock of the Corporation) and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a current register of the post office address of each shareholder as furnished to the Secretary by such shareholder; (e) sign with the President, or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by the Board; (f) authenticate records of the Corporation when such authentication is required; and (g) in general perform all duties incident to the office of the Secretary and such other duties as from time to time may be assigned to him by the President or the Board.

         Section 8. Chief Financial  Officer.  The Chief Financial Officer shall
(a) be the chief financial officer of the Corporation, (b) have charge and custody of and be responsible for all funds and securities of the Corporation, receive and give receipts for moneys received by the Corporation

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

from any source whatsoever and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with Article V of these Bylaws, and (c) in general perform all of the duties incident to the office of Chief Financial Officer and such other duties as from time to time may be assigned to him by the President or the Board.

         Section 9. Compensation. The compensation of the officers shall be fixed from time to time by the Board, and no officer shall be prevented from receiving compensation as an officer by reason of the fact that he is also a director of the Corporation.

         Section 10. Bonds. Any or all officers and agents shall, respectively, if required by the Board, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board shall determine.

          ARTICLE V. CONTRACTS, LOANS, CHECKS, INVESTMENTS AND DEPOSITS

         Section 1. Contracts. The Board may authorize any officer or officers or agent or agents to enter into any contract (including real property and personal property leases) or execute and deliver any instruments in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances.

         Section 2. Loans. Except for deposits, trade payables and leases (other than capital leases) incurred in the ordinary course of business and for liability incurred in the presentment of items for collection in the ordinary course of business, no borrowing shall be contracted on behalf of the
Corporation and no evidences of indebtedness shall be issued in the Corporation's name, unless authorized by the Board. Such authority may be general or confined to specific instances.

         Section 3. Checks and Drafts. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by

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

         such officer or officers or agent or agents of the Corporation and in such manner as shall from time to time be determined by the Board.

         Section 4. Investments. No investments may be made by the Corporation or on its behalf unless pursuant to policies adopted by the Board.

         Section 5. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board may select.

             ARTICLE VI. CERTIFICATES FOR SHARES AND THEIR TRANSFER

         Section 1. Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board. Such certificates shall be signed by, or bear the facsimile signature of, the President or a Vice President, and the Secretary or an Assistant Secretary, and may be sealed with a corporate seal or a facsimile thereof. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board may prescribe.

         Section 2. Transfer of Shares. Transfer of shares of the Corporation shall be made only (a) on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the

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

Corporation, and (b) on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes. The Secretary shall be authorized to obtain such confirmation of the validity of any power of attorney as the Secretary may reasonably request or the Board may require.

                            ARTICLE VII. FISCAL YEAR

         The fiscal year of the Corporation shall begin on January 1 of each calendar year unless otherwise determined by the Board.

                           ARTICLE VIII. DISTRIBUTIONS

         To the extent permitted by law or regulation, the Board may from time to time authorize, and the Corporation may make, distributions to its shareholders in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

                                ARTICLE IX. SEAL

         The Board may provide a corporate seal, which may be circular in form and shall have inscribed thereon the name of the Corporation and the word "Seal".

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


                           ARTICLE X. WAIVER OF NOTICE

         Whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of the South Carolina Business Corporation Act of 1988, or successor thereto, as amended from time to time, or under the provisions of the Articles of Incorporation or Bylaws of the Corporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, and delivered to the Corporation for inclusion or filing with the minutes or corporate records, shall be equivalent to the giving of such notice. In addition, a person's attendance at or participation in a meeting shall constitute a waiver of notice of such meeting, unless at the beginning of the meeting (or promptly upon his arrival) such person objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

                           ARTICLE XI. INDEMNIFICATION

         Section 1. Authority. The Corporation shall, to the fullest extent permitted by the South Carolina Business Corporation Act of 1988, or successor thereto, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto so long as such persons have conducted themselves in good faith and reasonably believed their conduct not to be opposed to the Corporation's best interests.

         Section 2. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or who, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against liability asserted against or incurred by him in that capacity or arising from his status as such, whether or not the

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

Corporation would have the power to indemnify him against the same liability under Sections 33-8-510 and 33-8-520 of the South Carolina Business Corporation Act of 1988, or successor thereto, as amended from time to time.


                             ARTICLE XII. AMENDMENTS

         Section 1. Vote. These Bylaws may be amended or repealed and new Bylaws may be adopted (i) by majority vote of the directors at any regular or special meeting thereof, without further action of the shareholders being required, or
(ii) by approval of the shareholders at a duly called meeting for the purpose of approving an amendment or repeal of these Bylaws proposed by the Board of Directors.

         Section  2.  Notice  of   Amendments.   Any  notice  of  a  meeting  of
shareholders at which these Bylaws are to be amended or repealed or new Bylaws adopted shall include notice of such proposed action.

                           ARTICLE XIII. MISCELLANEOUS

         Section 1. References. All references herein to any particular gender shall include all other genders as appropriate, and all references herein to the singular number shall include the plural number and vice versa, except where the context clearly requires otherwise.



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